Exhibit 10.2

301 E. Yamato Road, Suite 3250
Boca Raton, FL 33431
Tel 561.210.1911

6/1/2023

Nichole Upshaw
NUpshaw@jushico.com

Dear Nichole,

We are pleased to promote you to the position of Chief Retail and People Officer at Jushi Holdings Inc. (“Jushi” or the “Company”) effective June 1, 2023. You will continue to report to the Company’s Chief Executive Officer (“CEO”), and will have such powers and duties as may from time to time be prescribed by the CEO. The details of your compensation package are as follows:
•Your annual rate of base salary will be increased to $300,000 (retroactive to May 15, 2023), and you will continue to be paid in regular installments in accordance with the Company’s customary payroll practices and procedures.  Your base salary will be subject to annual review by the Compensation Committee of the Board of Directors of the Company; and, if earlier, you shall first become eligible for a base compensation adjustment at the time compensation adjustments are made for currently appointed officers or other similarly situated executives of the Company following the date hereof.

•In the event the Company files a registration statement with the SEC following the date hereof on which your Company securities are eligible for registration, then, subject to the approval of the Board in its sole discretion at the time of such filing, your Company securities will be eligible to be included on such registration statement, on such terms as determined by the Board.

•Your eligibility for the Company’s Annual Incentive Program remains unchanged, and you remain eligible to earn an annual performance bonus in accordance with the terms and conditions of that program. For the 2023 year, your target bonus of 50% percent of your base salary also remains unchanged.
•The health insurance coverage for you and, if applicable and elected, your family, remains unchanged, and you will continue to be eligible to participate in and receive benefits in accordance with the standard terms of the Company’s benefits policy and Paid Time Off policy (“PTO”). The Company reserves the right to modify its benefits, including subsidized health insurance coverage, at any time.

Nichole, we want to thank you for your dedication and hard work.

Acknowledgment
Please indicate below that you accept this offer of promotion.  We look forward to your continued success.

/s/ Nichole Upshaw	6/1/2023
Employee Signature	Date